As filed with the Securities and Exchange Commission on November 14, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL NET LEASE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-2771978
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Incentive Restricted Share Plan of American Realty Capital Global Trust, Inc.

American Realty Capital Global Daily Net Asset Value Trust, Inc.
2012 Stock Option Plan
(Full Title of the Plans)

Scott J. Bowman
Chief Executive Officer and President
Global Net Lease, Inc.
405 Park Avenue
New York, New York 10022

(Name and Address of Agent for Service)

(212) 415-6500
(Telephone Number, Including Area Code, of Agent For Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.01 per share	17,775,112	$7.285	$129,491,691	$15,008.09

(1)	This Registration Statement covers (i) 17,524,211 shares of the common stock, par value $0.01 per share (the “Common Stock”), of Global Net Lease, Inc. (the “Registrant”) available for issuance under the Amended and Restated Incentive Restricted Share Plan of American Realty Capital Global Trust, Inc. (the “Restricted Share Plan”), including 500,000 shares of the Registrant’s Common Stock available for issuance under the American Realty Capital Global Daily Net Asset Value Trust, Inc. 2012 Stock Option Plan (the “Option Plan”, and together with the Restricted Share Plan, the “Stock Plans”). Further, this Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Stock Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Stock Plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stock Plans. In addition, this Registration Statement covers 250,901 shares of Common Stock previously issued under the Restricted Share Plan.
(2)	Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Common Stock on November 9, 2016, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the registration of 17,775,112 shares of common stock, $0.01 par value per share, of Global Net Lease, Inc. (the “Company” under the Company’s Amended and Restated Incentive Restricted Share Plan (the “Restricted Share Plan”), including 500,000 shares of common stock of the Company available for issuance under the American Realty Capital Global Daily Net Asset Value Trust, Inc. 2012 Stock Option Plan (the “Option Plan”, and together with the Restricted Share Plan, the “Stock Plans”). As of the date of this Registration Statement, these17,775,112 shares consist of (i) 250,901 shares of common stock of the Company previously issued to certain current and former directors of the Company pursuant to the Restricted Share Plan; and (ii) 17,524,211 shares of common stock of the Company available for issuance under future awards which may be granted, from time to time, pursuant to the Stock Plans.

This Registration Statement contains two parts. The first part contains certain information required under Part I of Form S-8 and a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus is to be used for reoffers and resales, on a continuous or delayed basis in the future, by certain officers, directors and employees of the Company of shares of common stock of the Company previously acquired under the Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Stock Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Stock Plans and their administrator are available without charge by contacting:

Global Net Lease, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
Attn: Chief Financial Officer

REOFFER PROSPECTUS

Global Net Lease, Inc.

17,775,112 Share of Common Stock

This prospectus relates to the possible resale, from time to time, by the selling stockholders named in this prospectus of up to 17,775,112 shares of our common stock. The selling stockholders acquired such shares pursuant to grants, or will acquire such shares following the exercise of stock option awards previously granted, pursuant to the Plan. The selling stockholders may acquire additional shares of our common stock under the Plan.

We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by the selling stockholders.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus, but we have agreed to pay certain registration expenses relating to such shares of our common stock. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.”

Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “GNL.” On November 10, 2016, the last reported sale price of our common stock on NYSE was $7.33 per share.

Investing in our common stock involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, our Current Report on Form 8-K filed on November 10, 2016, and on page S-6 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2016

TABLE OF CONTENTS

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus, the accompanying prospectus or any applicable free writing prospectus. Neither we nor any of the selling stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of common stock in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

Basis of Presentation

We use certain defined terms throughout this prospectus that have the following meanings:

•	“Our company,” “we,” “us” and “our” refers to Global Net Lease, Inc., a Maryland corporation, and its consolidated subsidiaries, including, without limitation, our operating partnership (as defined below).
•	“Our operating partnership” refers to Global Net Lease Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner.
•	“Our sponsor” refers to AR Capital Global Holdings, LLC, a Delaware limited liability company, and its affiliated companies. We are externally managed and advised by our advisor (as defined below), an entity indirectly owned and controlled by our sponsor, pursuant to the terms of an advisory agreement.
•	“Our advisor” refers to Global Net Lease Advisors, LLC, a Delaware limited liability company, our external advisor.

PROSPECTUS SUMMARY

This prospectus includes important information about us, the selling stockholders, our common stock and other information you should know before investing. We encourage you to carefully read both this prospectus, including the section titled “Risk Factors,” as well as additional information described under “Where You Can Find More Information” on page 11 of the accompanying prospectus before investing in our common stock.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our shares of common stock by you under applicable investment or similar laws.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	the risk that the Merger (as defined below) may not be consummated and risks to the consummation of the Merger;
•	the risk that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected;
•	unexpected costs or unexpected liabilities that may arise from the Merger or other transactions, whether or not consummated;
•	all of our executive officers are also officers, managers or holders of a direct or indirect interest in our advisor and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital LLC, “AR Global”). As a result, our executive officers, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates and conflicts in allocating time among these entities and us, which could negatively impact our operating results;
•	because investment opportunities that are suitable for us may also be suitable for other AR Global-advised investment programs, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, which could reduce the investment return to our stockholders;
•	we may be unable to pay or maintain cash dividends or increase dividends over time;
•	we are obligated to pay fees which may be substantial to our advisor and its affiliates;
•	we depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
•	increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders;
•	we may be unable to raise additional debt or equity financing on attractive terms or at all;
•	adverse changes in exchange rates may reduce the value of our properties located outside of the United States;
•	we may not generate cash flows sufficient to pay dividends to our stockholders, as such, we may be forced to borrow at unfavorable rates or depend on our advisor to waive reimbursement of certain expense and fees to fund our operations. There is no assurance that our advisor will waive reimbursement of expenses or fees;
•	any of these dividends may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of our common stock;
•	we are subject to risks associated with our international investments, including risks associated with compliance with and changes in foreign laws, fluctuations in foreign currency exchange rates and inflation;
•	we are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States of America and Europe from time to time;

•	we may fail to continue to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would result in higher taxes may adversely affect operations and would reduce our NAV and cash available for dividends;
•	we may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act;
•	we may be exposed to risks due to a lack of tenant diversity, investment types and geographic diversity;
•	we may be adversely affected by changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States of America or international lending, capital and financing markets; and
•	the factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and our Current Report on Form 8-K, dated November 10, 2016, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY

We were incorporated on July 13, 2011 as a Maryland corporation and qualified as a REIT beginning with the taxable year ended December 31, 2013. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and otherwise maintain our qualification as a REIT. Substantially all of our business is conducted through the OP. We have no direct employees. We have retained the Advisor to manage our affairs on a day-to-day basis.

Our investment strategy is to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties. As of September 30, 2016, we owned 326 net leased commercial properties consisting of 18.6 million rentable square feet. Based on original purchase price, 60.2% of our properties are located in the United States (U.S.) and the Commonwealth of Puerto Rico, 20.9% are located in continental Europe and18.9% are located in the United Kingdom. The properties were 100% leased, with a weighted average remaining lease term of 10.5 years.

On August 8, 2016, we entered into an Agreement and Plan of Merger with American Realty Capital Global Trust II, Inc., (“Global II”) pursuant to which, subject to various conditions, Global II will merger into Mayflower Acquisition LLC, our wholly owned subsidiary, and each outstanding share of Global II will be converted into the right to receive 2.27 shares of our common stock (the “Merger”). The completion of the Mergers is subject to various conditions, including, among other things, the approval of our common stockholders and Global II’s common stockholders.

Global II is a Maryland corporation incorporated in April 2014 that qualified as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2015. Global II owns a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties.

You should rely only on the information contained in this prospectus or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus is an offer to sell only the securities offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date on the front of this document.

Our principal executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022. Our Investor Relations telephone number is (866) 802-0063. We maintain a website at www.globalnetlease.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K (including our Current Report on Form 8-K filed on November 10, 2016), which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales. The selling stockholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares of our common stock they may offer pursuant to this prospectus. The percentage ownership data is based on 170,242,113 shares of common stock issued and outstanding as of November 9, 2016. We believe that the individual and entities named in the table have sole voting and investment power with respect to all shares beneficially owned.

We are registering the shares of our common stock for resale by the selling stockholders listed below. Scott J. Bowman is currently our chief executive officer and each of the other selling stockholders is currently a member of our board. Each of Messrs. Kahane and Bowman is or has been a member, officer or employee of our advisor or its affiliates.

The selling stockholders may from time to time offer for sale all, some or none of the shares of common stock shown in the following table. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after November 9, 2016. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after November 9, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of November 9, 2016, there were 170,242,113 shares of common stock outstanding. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

				Immediately Following the Offering
Name	Shares Beneficially Owned Immediately Prior to the Offering(1)		Shares Being Offered for Resale Under this Prospectus	Shares Beneficially Owned	Percentage
William M. Kahane	238,249	(2)	40,000	198,249	<1%
Scott J. Bowman	126,97	(3)(4)	9,000	117,975	<1%
P. Sue Perrotty	71,913	(5)	71,913	—	—
Abby M. Wenzel	64,994	(6)	64,994	—	—
Edward G. Rendell	65,181	(7)	64,994	187	<1%
Total	567,312		250,901	316,411	<1%

(1)	Does not include limited partnership units of the operating partnership entitled “LTIP Units”. On June 2, 2015, the advisor was issued 9,041,801 LTIP units under the 2015 Advisor Multi-Year Outperformance Agreement (as amended and restated effective August 7, 2015), or the OPP. As of November 9, 2016, no LTIP units were earned by the advisor under the terms of the OPP. At the time the advisor's average capital account balance with respect to an LTIP unit is economically equivalent to the average capital account balance of an OP unit, an LTIP unit has been earned and it has been vested for 30 days, the advisor, in its sole discretion, will be entitled to convert such LTIP unit into an OP unit in accordance with the provisions of the limited partnership agreement of the OP. Any earned and vested LTIP units may be converted into OP units, which may in turn be converted into shares of common stock, in accordance with the terms and conditions of the limited partnership agreement of the OP.
(2)	Includes 184,626 OP units, all of which are currently convertible into shares of our common stock or the cash value of a corresponding number of shares, at the election of the operating partnership, in accordance with the limited partnership agreement of the operating partnership. Includes 32,000 unvested restricted shares of common stock. Does not include 115,800 shares beneficially owned by Mr. Kahane and Nicholas S. Schorsch which are wholly owned and controlled, directly or indirectly, by our Sponsor and AR Capital, LLC.

(3)	Includes 95,870 OP units, all of which are currently convertible into shares of our common stock or the cash value of a corresponding number of shares, at the election of the operating partnership, in accordance with the limited partnership agreement of the operating partnership. Includes 1,049 shares issued pursuant to the Company’s Distribution Reinvestment Plan.
(4)	All restricted shares previously held by Mr. Bowman vested upon his joining the Company’s management team in October 2014.
(5)	Includes 56,483 unvested restricted shares of common stock, of which 32,000 vest over a five-year period and 24,483 vest over a three-year period following the grant date in increments of 20% per annum.
(6)	Includes 45,543 unvested restricted shares of common stock, of which 32,000 vest over a five-year period and 13,543 vest over a three-year period following the grant date in increments of 20% per annum.
(7)	Includes 45,543 unvested restricted shares of common stock, of which 32,000 vest over a five-year period and 13,543 vest over a three-year period following the grant date in increments of 20% per annum. Includes 187 shares issued pursuant to the Company’s Distribution Reinvestment Plan.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. The selling stockholders will be responsible for any underwriting discounts or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	on NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	through the settlement of short sales;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders also may sell shares under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and deliver the shares to close out such short position. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. While neither we nor any selling stockholder can presently estimate the amount of such compensation, if applicable, in compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus or pricing supplement, as the case may be. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of NYSE pursuant to Rule 153 under the Securities Act.

The selling stockholders will be subject to the Securities Exchange Act of 1934, as amended, or the Exchange Act, including Regulation M promulgated thereunder, which may limit the timing of purchases and sales of common stock by the selling stockholders and their affiliates.

Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of common stock offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP and certain U.S. federal income tax matters have been passed upon by Proskauer Rose LLP. If the validity of any shares of common stock is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The 2013 financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference from Exhibit 99.1 to Form 8-k, dated November 10, 2016, in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Company as of December 31, 2015 and December 31, 2014 and for each of the two years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2015 incorporated in this Prospectus by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated November 10, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016;
•	our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2016;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 6, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 8, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016;
•	our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on June 28, 2016, August 8, 2016, September 12, 2016, September 26, 2016 and November 10, 2016; and
•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on May 13, 2015.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attn: Investor Relations, Telephone: (866) 802-0063.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.globalnetlease.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 29, 2016;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Commission on May 6, 2016;
(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the Commission on November 9, 2016;
(d)	the Registrant’s Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on June 28, 2016, August 8, 2016, September 12, 2016, September 26, 2016 and November 10, 2016; and
(d)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 13, 2015 to register the Registrant’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter, a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant, although the equitable remedies may not be an effective remedy in some circumstances.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant’s charter authorizes it, and the Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Registrant who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of the Registrant and at its request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

The Registrant has entered into an indemnification agreement with each of its directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of the Company and such indemnitee was adjudged to be liable to the Company, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act by reason of Section 4(2) thereof, since the issuances were made to a small number of directors and officers of the Company and the Advisor and were not public offerings.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Registrant, effective May 5, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 3, 2015)
3.2	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2015)
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 3, 2015)
4.1	Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated June 2, 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2015)
5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
23.3	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	Amended and Restated Incentive Restricted Share Plan of American Realty Capital Global Trust, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 9, 2015)
99.2	American Realty Capital Global Daily Net Asset Value Trust, Inc. 2012 Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 11, 2013)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of November, 2016.

GLOBAL NET LEASE, INC.

By:	/s/ Scott J. Bowman Scott J. Bowman Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Global Net Lease, Inc. hereby constitutes and appoints Scott J. Bowman, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Global Net Lease, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ P. Sue Perrotty P. Sue Perrotty	Non-Executive Chair	November 14, 2016
/s/ Edward G. Rendell Edward G. Rendell	Independent Director	November 14, 2016
/s/ Abby M. Wenzel Abby M. Wenzel	Independent Director	November 14, 2016

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Scott J. Bowman Scott J. Bowman	Chief Executive Officer and President (Principal Executive Officer)	November 14, 2016
/s/ Timothy Salvemini Timothy Salvemini	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 14, 2016
/s/ William M. Kahane William M. Kahane	Director	November 14, 2016
/s/* P. Sue Perrotty	Non-Executive Chair	November 14, 2016
/s/* Edward G. Rendell	Independent Director	November 14, 2016
/s/* Abby M. Wenzel	Independent Director	November 14, 2016
*By: /s/ Scott J. Bowman Scott J. Bowman Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Registrant, effective May 5, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 3, 2015)
3.2	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2015)
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 3, 2015)
4.1	Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated June 2, 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2015)
5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
23.3	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	Amended and Restated Incentive Restricted Share Plan of American Realty Capital Global Trust, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 9, 2015)
99.2	American Realty Capital Global Daily Net Asset Value Trust, Inc. 2012 Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 11, 2013)